SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2013

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Suite 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 24, 2013, Ms. Karen Kennedy resigned from her position as Chief Development Officer of USMD Holdings, Inc. (“USMD”). Her resignation is effective as of September 30, 2013. Ms. Kennedy will continue to provide consulting services to USMD on a limited basis.

(c) Effective October 1, 2013, USMD appointed Mr. Bob Yonke to serve as its Chief Development Officer. Mr. Yonke, age 52, has served as the Vice President of Business Development for USMD since June, 2013 and, prior to that time, provided business development consulting services to USMD under a contractual agreement. Prior to working with USMD, Mr. Yonke served as President of the Urology Services Division of Healthtronics, Inc., a distributor of urological equipment for screening, diagnosis and treatment, from 2008 to 2010. Mr. Yonke graduated from Emporia State University with a BBA in Finance in 1986.

There is no family relationship between Mr. Yonke and any director or executive officer of USMD and there is no transaction between Mr. Yonke and USMD that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: September 25, 2013	By:	/s/ Greg Cardenas
Greg Cardenas
Executive Vice President, Secretary and General Counsel